UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2018

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On July 20, 2018, Jones Energy, Inc., a Delaware corporation (the “Company”), announced the appointment of Carl F. Giesler, Jr. as Chief Executive Officer of the Company, effective July 23, 2018.  Prior to joining the Company, Mr. Giesler, age 46, served since September 2014 as the Chief Executive Officer and a Director of Glacier Oil & Gas Corp (“Glacier”) and its predecessor companies. Immediately prior to joining Glacier, Mr. Giesler served as a Managing Director with Harbinger Group Inc. where he led its oil & gas investment efforts since October 2011.  Prior to joining Harbinger Group Inc., Mr. Giesler served in various oil & gas principal investing, financial and other roles with Harbinger Capital Partners, AIG FP, Morgan Stanley and Bain & Company.  In addition to serving as a Director of Glacier and its predecessor companies, Mr. Giesler has also served on the boards of Compass Production Partners, LP (private) and North American Energy Partners, Inc. (public).  Mr. Giesler received his Bachelor of Arts from the University of Virginia and his Juris Doctorate from Harvard Law School.  He is also a CFA Charterholder.

On July 12, 2018, Jones Energy, LLC, a wholly owned subsidiary of the Company, entered into an Employment Agreement (the “Agreement”) with Mr. Giesler, effective July 23, 2018 (the “Effective Date”), and unless terminated earlier in accordance with its terms, the Agreement will continue for an initial term of two years.  In addition, on each anniversary of the Effective Date following the initial term, unless the Agreement has been terminated, the term of the Agreement will automatically be extended for an additional year unless either party provides written notice of non-renewal at least 90 days prior to such anniversary.

The Agreement provides that Mr. Giesler will receive an annualized base salary of $495,000.  In addition, Mr. Giesler will (1) be entitled to annual discretionary incentive payments under the Company’s annual bonus plan based on a target bonus of 50% to 150% of his base salary upon the attainment of specified performance goals established by the Board, or the Compensation Committee of the Board, in its sole discretion, (2) be entitled to a guaranteed bonus payment of $371,250 in respect of the 2018 performance year within 30 days of the Effective Date, provided that Mr. Giesler will be required to repay such bonus if he is terminated for Cause (as defined in the Agreement) or resigns without Good Reason (as defined in the Agreement) before July 23, 2019, and (3) be granted 4,000,000 shares of Class A common stock of the Company, which will (subject to continued employment) vest in equal one-third installments on July 1, 2019, July 1, 2020 and July 1, 2021.  Pursuant to the Agreement, in the event Mr. Giesler’s employment is terminated (x) by the Company without Cause, (y) by Mr. Giesler for Good Reason or (z) as a result of the Company’s non-extension of the term of his employment, so long as Mr. Giesler executes (and does not revoke) a release of claims in a form acceptable to the Company, (a) the Company will continue to pay Mr. Giesler his then-current annualized base salary through the later of 12 months following such termination or July 23, 2020 and an additional pro rata portion of his annual bonus for the year of termination and (b) if Mr. Giesler elects to receive continued coverage under a group health plan of the Company, the Company will reimburse any portion of such premiums that exceeds the amount Mr. Giesler would have paid if he were an employee of the Company for a period of up to 12 months following such termination.  The Agreement also includes certain confidentiality provisions that apply indefinitely and certain noncompetition and nonsolicitation covenants that apply during the period of Mr. Giesler’s employment with the Company and for up to two years thereafter.

Mr. Tanner currently serves as the Interim Chief Executive Officer and the Chief Operating Officer of the Company.  Upon the effectiveness of Mr. Giesler’s appointment as Chief Executive Officer, Mr. Tanner will cease to serve as the Interim Chief Executive Officer of the Company but will continue to serve as the Chief Operating Officer of the Company.

Changes to the Board of Directors

In addition, on July 20, 2018, the members of the board of directors (the “Board”) of the Company voted unanimously to increase the size of the Board from seven members to eight members and, based on the selection made by the requisite holders pursuant to the Amended and Restated Registration Rights and Stockholders Agreement, dated as of May 2, 2017, appointed Mr. Stephen Jones to fill the vacancy created by the increased size of the Board and in anticipation of Mr. Mike S. McConnell’s resignation (as discussed below).  Mr. Stephen Jones is the brother of Mr. Jonny Jones, the Chairman of the Board and the former Chief Executive Officer of the Company.

Also on July 20, 2018, Mr. Mike S. McConnell, a member of the Board, notified the Company of his resignation from the Board, effective July 23, 2018 immediately following the effectiveness of Mr. Stephen Jones’ appointment to the Board.  Mr. McConnell’s resignation from the Board did not result from any disagreement with the Company.

Item 7.01.                                        Regulation FD Disclosure

On July 20, 2018, the Company issued a press release announcing the appointment of Mr. Giesler as the Chief Executive Officer, the appointment of Mr. Stephen Jones to the Board, and the resignation of Mr. McConnell from the Board.  A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Jones Energy, Inc., dated July 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2018

JONES ENERGY, INC.

By:	/s/ Robert J. Brooks
Name:	Robert J. Brooks
Title:	Executive Vice President and Chief Financial Officer